PURCHASE AND SALE AGREEMENT

                                  (Commercial)


     This PURCHASE AND SALE AGREEMENT made as of the 15th day of June, 2004 (this "Agreement"), by and between LB 100 ARBOR GATE CIRCLE LLC and LB 100 WAVERLY DRIVE LLC (each and collectively, a "Seller"), having an address in care of TriMont Real Estate Advisors, Inc., Monarch Tower, 3424 Peachtree Road NE, Suite 2200, Atlanta, GA 30326 and MAXUS REALTY TRUST, INC. and its permitted assigns, 104 Armour Road, North Kansas City, MO 64116 ("Buyer")


                              W I T N E S S E T H :

     1. Property To Be Conveyed. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, that certain real property situated in the City of Picayune, County of Pearl River, State of Mississippi, known as 100 Arbor Gate Circle, Picayune, MS 39466 (the "Picayune Location") and that certain real property situated in the City of Clemmons, County of Hancock, State of Mississippi known as 100 Waverly Drive, Bay Saint Louis, MS 39520-9260 (the "Bay Saint Louis Location") each of which property is more particularly described in Schedule A attached hereto, incorporated herein and made a part hereof (the "Land"), together with:

         (a) all right, title and interest of Seller in and to all buildings, structures and other improvements located thereon (the "Improvements");

         (b) all right, title and interest of Seller in and to all easements, rights, interests, claims and appurtenances, if any, in any way belonging or appertaining to the Land or the Improvements;

         (c) all right, title and interest of Seller in and to all adjoining streets, alleys and other public ways (before or after vacation thereof);

         (d) all right, title and interest of Seller in and to all fixtures, equipment and personal property, if any, as set forth on an inventory (the "Inventory") to be taken by Buyer in the presence of Seller's designated representative during the Due Diligence Period (defined below), which Inventory shall be in form reasonably acceptable to Buyer and Seller, which Inventory shall include all such fixtures, equipment and personal property, attached or appurtenant to, or located on or in, the Land or the Improvements and used in connection with the operation, maintenance or management thereof (the "Personal Property");

         (e) all right, title and interest of Seller in and to (i) all leases, licenses and other agreements for use or occupancy of the Land and the Improvements, or any part thereof


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(the  "Leases"),  and (ii) all security,  advance  rental or other deposits made under the Leases and held by Seller;

         (f) all right, title and interest of Seller in and to (i) all service, maintenance, utility, management and other similar contracts and agreements related or pertaining to the operation, maintenance or management of the Land and the Improvements (the "Operating Contracts"), (ii) all certificates of occupancy or use and all other permits, licenses, consents and authorizations held in connection with the ownership, use, occupancy or operation of the Land and the Improvements, all warranties, guaranties and agreements relating or pertaining to the Land, the Improvements and the Personal Property which will not have expired prior to the Closing Date (as hereinafter defined), (iii) all telephone numbers, trademarks, logos and names (it being understood that each Seller may continue to be named, and identified by its legal name, as set forth above), and (iv) all drawings, plans, site plans, specifications and renderings in respect of the Land and the Improvements (excluding all appraisals and environmental site assessments and reports), to the extent any of (i), (ii),
(iii) and/or (iv) exist and are held by Seller and to the extent any of the foregoing is assignable to Buyer (it being acknowledged by Buyer that any appraisal obtained by Seller is not assignable by its terms) (collectively, with the Operating Contracts, the "Operating Documents"); and

         (g) all other rights, privileges and benefits owned by Seller and in any way related or appertaining to any of the above-described property.

         The Land, together with the Improvements and the rights and interests described in clauses (b) and (c) above, are hereinafter sometimes referred to, collectively, as the "Real Property", the Leases and the Operating Documents are hereinafter sometimes referred to, collectively, as the "Property Documents" and the Real Property, the Personal Property and the Property Documents, together with all other rights, privileges and benefits described above, are hereinafter sometimes referred to, collectively, as the "Property". Any reference to any of the above defined terms preceded by "Picayune" shall refer to the Property or portion thereof or applicable defined term thereof at or relating to the Picayune Location; any reference to any of the above defined terms preceded by "Bay Saint Louis" shall refer to the Property or portion thereof or applicable defined term thereof at or relating to the Bay Saint Louis Location.

     2. Condition of Property. The Property shall be sold and conveyed strictly on an "as is", "where is" and "with all defects" basis, without representation, warranty or covenant, express, implied or statutory, of any kind whatsoever, including, without limitation, representation, warranty or covenant as to condition (structural, environmental, mechanical or otherwise), past or present use, construction, development, lease performance, investment potential, tax ramifications or consequences, income, compliance with law, habitability, tenancies, merchantability or fitness or suitability for any purpose, all of which are hereby expressly disclaimed. Without limiting the generality of the foregoing, Buyer acknowledges that Seller has made no representations, warranties or covenants as to the compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances, including, without limitation, those pertaining to construction, rent control, building and health codes, land use (or permits issued in connection therewith), zoning, lead paint, urea formaldehyde foam insulation, asbestos, hazardous or toxic wastes or substances, pollutants,


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


contaminants or other environmental matters. Buyer shall confirm the aforesaid acknowledgments in writing as of the Closing Date. The provisions of this paragraph shall survive the closing and the delivery of the Deed (as hereinafter defined) or any expiration or termination of this Agreement.

     3. Assumption and Indemnification.

        (a) Buyer hereby acknowledges and agrees that Buyer shall accept conveyance of the Real Property subject to the Property Documents. Without limiting the generality of anything set forth in this Agreement, Buyer shall execute and deliver to Seller, at closing, an agreement or agreements pursuant to which Buyer shall (i) acknowledge that it has accepted the Property without any representation, warranty or covenant, express, implied or statutory, of any kind whatsoever, including, without limitation, any representation, warranty or covenant with respect to the Property Documents and (ii) assume all obligations and liabilities of Seller from the Closing Date forward with respect to (A) security deposits under the Leases; (B) all Leases; and (C) the Operating Documents.

        (b) The provisions of this paragraph 3 shall survive the closing and the delivery of the Deed or any expiration or termination of this Agreement.

     4. Due Diligence Period.

        (a) During the period (the "Due Diligence Period") commencing on the date hereof and terminating on the earlier of

            (i) July 10,  2004 (the "Due Diligence  Termination  Date"),  or

            (ii) delivery by Buyer to Seller of the Due Diligence Termination Notice (as hereinafter defined), Buyer, its employees, agents and independent contractors shall have the right to enter upon the Real Property, upon reasonable notice to Seller, for the purposes of conducting, at Buyer's expense, such studies, surveys, inspections and tests pertaining to the structure and condition of the Real Property and the Personal Property (including, without, limitation, all components and systems constituting the Property) as Buyer desires to conduct. In addition, subject to the remainder of this paragraph, Buyer shall have the right to conduct any environmental inspections, tests or audits which Buyer desires to conduct (the above-referenced studies, surveys, inspections and tests pertaining to the structure and condition of the Real Property and the Personal Property and the environmental inspections, tests and audits being hereinafter collectively referred to as the "Studies"), the cost of which shall be borne by Buyer, and Seller shall cooperate with all reasonable requests of Buyer, its employees, agents and independent contractors in conducting the Studies. All such tests, examinations or inspections involving borings, drillings, penetration or other invasion of the Property shall be conducted only after Buyer shall have obtained Seller's consent (which Seller shall not unreasonably withhold or delay). Seller shall have the right to be present during any such tests, examinations or inspections described in the preceding paragraph. During the Due Diligence Period, Seller shall make available to Buyer, its employees, agents and attorneys, for inspection, review and copying, the Property Documents (other than appraisals and environmental site assessments and

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

reports);  provided,  however,  that the  furnishing  to  Buyer of the  Property
Documents and such other information and documentation shall in no way be construed as a representation, warranty or covenant as to the accuracy, validity, completeness or suitability thereof, any such representation, warranty or covenant being specifically disclaimed by Seller as provided herein.

        (b) Buyer shall further indemnify, protect and save, Indemnitees, and hold Indemnitees forever harmless, from and against, and reimburse Indemnitees for, any and all obligations, claims, demands, causes of action, liabilities, losses, damages, judgments, penalties and costs and expenses (including, without limitation, court costs and attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by Indemnitees, or for which Indemnitees may become obligated or liable, by reason of, on account of or in connection with Buyer's and its employees', agents' and independent contractors' access to, entry upon or use of the Real Property or the Personal Property or the performance of any of the Studies, including, without limitation, any such liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses by reason of:

            (i) any injury to or death of persons or loss of or damage to property;

            (ii) the performance of any labor or services for the account or benefit of Buyer with respect to the Real Property or the Personal Property; or

            (iii) the release, escape, discharge, emission, spillage, see page or leakage on or from the Real Property or the Personal Property of any hazardous or toxic waste or substance.

            (iv) Buyer represents that it currently has liability and casualty insurance in amounts and with a financially responsible carrier sufficient to ensure payment of any amounts required to be paid by Buyer pursuant to the indemnifications given under this Section 4 of this Agreement.

        (c) In exercising its rights under this paragraph, Buyer shall not unreasonably interfere with the operation of the Real Property or the Personal Property or with any business being conducted thereon. Promptly after completion of the Studies, Buyer shall restore the Property to the condition that it was in immediately prior to the commencement thereof.

         (d) In the event that Buyer shall not be satisfied with the Property, any of the Property Documents or the results of any of the Studies, Buyer shall have the right, in its sole and absolute discretion, on or prior to 5:00 p.m. on the Due Diligence Termination Date, to give Seller notice (the "Due Diligence Termination Notice") of Buyer's intention not to proceed with the consummation of the transaction contemplated by this Agreement, which Due Diligence Termination Notice shall be accompanied by any and all Property Documents and other information or documentation obtained or prepared by or made available to Buyer in connection with its investigation of the Property (including all copies and abstracts thereof) and by copies (with professional certification in favor of Seller by any party responsible for the production or creation thereof) of all written reports, documents and results obtained or prepared by or made available to Buyer as a result of the Studies or otherwise (collectively, the "Due Diligence


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

Materials"). Upon receipt by Seller of the Due Diligence Termination Notice and the Due Diligence Materials, this Agreement shall forthwith terminate and be of no further force and effect, and, except as otherwise provided herein, Seller and Buyer shall be released and discharged from all further obligation and liability under this Agreement, except that Seller shall cause the Deposit (as hereinafter defined) to be promptly returned to Buyer. In the event that the Due Diligence Termination Notice and the Due Diligence Materials are not given to Seller on or prior to the Due Diligence Termination Date, Buyer shall be conclusively deemed to be satisfied with the Property and the condition and all aspects and attributes thereof.

        (e) Buyer shall, upon execution and delivery of this Agreement, have a license to enter the Real Property and take such actions as Buyer reasonably determines to operate and maintain the Property. Buyer shall keep Seller fully informed of all such actions. Buyer shall not be obligated to take any particular action. With respect to any such action taken by Buyer, the indemnification provisions of Paragraph 4(a)(i) above shall apply. Buyer shall not be entitled to any fee, commission, remuneration, payment or consideration of any kind on account actions taken pursuant to this Paragraph 4(e).

        (f) The obligations and indemnity of Buyer set forth in this paragraph 4 shall survive the closing and the delivery of the Deed or any expiration or termination of this Agreement.


     5. Financing. This Agreement is NOT contingent upon the ability of Buyer to obtain financing of any kind to finance Buyer's acquisition of the Property.

     6. Purchase Price.

        (a) The purchase price for the Property is NINE MILLION FOUR HUNDRED THOUSAND DOLLARS ($9,400,000.00) (the "Purchase Price"), payable as follows (subject to the terms and conditions of paragraph (b) below):

               (i) The sum of Ninety-Four Thousand and No/100 Dollars ($94,000.00), by wire transfer or by certified check payable to the party agreed upon by Buyer and Seller to act as escrow agent (the "Escrow Agent") (it being agreed and understood that the entity identified as the Title Company acceptable to Seller and Buyer in Paragraph 9(a) below shall serve as Escrow Agent), due within three
          (3) days of execution and delivery of this Agreement by Buyer to Seller, and in any event not later than June 11, 2004 (together with any interest thereon, being hereinafter referred to as the "Initial Deposit"); and

               (ii) The sum of Forty-Seven Thousand and No/100 Dollars ($47,000.00), by wire transfer or by certified check payable to the order of the Escrow Agent, not later than the end of the Due Diligence Period, TIME BEING OF THE ESSENCE (the "Additional Deposit"; the Initial Deposit and the Additional Deposit, together with any interest thereon, being hereinafter referred to, individually and collectively, as the "Deposit"); and


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

               (iii) The sum of Nine Million Two Hundred Fifty-Nine Thousand and No/100 Dollars ($9,259,000.00) (the "Closing Sum"), by wire transfer of immediately available funds or, at Seller's option, by certified check payable to the Escrow Agent at closing, which sum shall be increased or decreased as a result of closing adjustments made pursuant to paragraph 8 hereof. Escrow Agent shall be instructed to disburse the closing proceeds to Seller upon delivery of all closing documents. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that uncertified attorney's trustee checks will not be accepted by Seller and that Seller has no obligation to accept any uncertified attorney's trustee checks.

       (b) The Deposit shall be held by the Escrow Agent pursuant to the provisions of paragraph 7 below. The Escrow Agent shall provide to Seller proof of receipt of each of the Initial Deposit and Additional Deposit promptly upon receipt.

     7. Escrow.

        (a) The Deposit shall be held by the Escrow Agent pursuant to the provisions of this paragraph 7. The Escrow Agent shall hold the proceeds thereof in escrow and dispose of such sums only in accordance with the provisions of this Agreement. If any portion of the Deposit required to be delivered to the Escrow Agent after such execution and delivery is not received by the Escrow Agent when due or is not in the form required to be delivered pursuant to this Agreement, the Escrow Agent shall immediately notify Seller thereof.

        (b) The Escrow Agent may place the Deposit in (i) certificates of deposit issued by a bank with FDIC insurance, (ii) U.S. Treasury bills or other similar securities or (iii) a segregated FDIC insured bank account. Escrow Agent need not hold such proceeds in an interest bearing account, but if any interest is earned thereon, such interest shall be paid to the party entitled to receive the Deposit simultaneously with disbursement of the Deposit. The party receiving such interest shall pay any income taxes thereon. At the Closing, the Deposit and the interest thereon, if any, shall be paid by Escrow Agent to Seller. If for any reason the Closing has not occurred, and either party makes a written demand upon Escrow Agent for payment of such amount stating the basis for such demand, Escrow Agent shall give written notice to the other party of such demand along with a copy thereof. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 15 days after the giving of such notice by Escrow Agent which objection states the basis therefor, Escrow Agent is hereby authorized to make such payment to the demanding party. If Escrow Agent does receive such written objection within such 15-day period, or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court and shall disburse said funds accordingly. Escrow Agent shall send a copy of the objection to the original demanding party. However, Escrow Agent shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the court of the county in which the Real Property is located or with the clerk of the court in which any litigation between Seller and Buyer is pending or in any other court which Escrow Agent may select in the New York metropolitan area in an action for interpleader, all costs thereof to be


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


borne by whichever of Seller or Buyer is the losing party. Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit or payment pursuant to this Agreement, Escrow Agent shall be relieved and discharged of all obligations and responsibilities hereunder.

        (c) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience; that Escrow Agent shall not be deemed to be the agent of either of the parties; and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in willful disregard of this Agreement. Escrow Agent may act upon any instrument or writing believed by the Escrow Agent to be genuine and to be signed and presented by the proper party. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees (including the value of same if Escrow Agent represents itself) incurred in connection with the performance of Escrow Agent's duties hereunder. Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not be bound by any modification of this Agreement unless same is in writing, signed by Seller and Buyer and delivered to Escrow Agent and if Escrow Agent's duties are affected thereby, unless Escrow Agent shall have given prior written consent thereto. If Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from Buyer or Seller which, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold or apply the Deposit pursuant to subparagraph b hereof and may decline to take any other action.

        (d) The Deposit shall be deposited by the Escrow Agent into an interest-bearing bank account. The Escrow Agent shall hold the Deposit in such account until the closing, at which time the Deposit shall be released to Seller and credited against the Purchase Price, or until such time as the Escrow Agent receives:

            (i) A written notice signed by Buyer and Seller directing it to release the Deposit to the party specified in such notice, at which time the Escrow Agent shall release the Deposit to the party specified in such notice; or

            (ii) A written notice signed by Seller directing it to release the Deposit to Seller based upon Buyer's breach of this Agreement;

            (iii) A written notice of Buyer certifying that the Additional Deposit has not been made and that therefore this Agreement has been terminated pursuant to subparagraph 4(b) above), the Due Diligence Termination Date;

            (iv) Such other documentation as shall be specified in a writing among Escrow Agent, Buyer and Seller; or

            (v) A final order, judgment or decree of a court directing the disposition of the Deposit, at which time the Escrow Agent shall release the Deposit in accordance with such order, judgment or decree.

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

        (e) The Escrow Agent shall make reasonable efforts to ascertain the genuineness of any signature and the validity or collectibility of any check. However, the Escrow Agent may reasonably rely upon the validity of any judgment, order, decree, certificate, notice, request, consent, statement or other instrument delivered to it in connection with its activities as escrow agent under this Agreement.

     8. Prorations, Credits and Adjustments. The following items shall be prorated as of the Closing Date:

         (a) Collected rents shall be prorated. Seller shall not receive any proration credit for rents accrued and delinquent for months prior to the Closing Date, and all rentals received after such date shall be applied, first, to obligations for the month in which the Closing occurs, pro rata, then current and, then, delinquent obligations, the latter of which shall be paid to Seller; provided, however, nothing herein shall operate to require Buyer to institute a lawsuit to recover such amounts, and Seller acknowledges it is not allowed to do so either. Any delinquent rents for periods prior to the Closing Date and a prorated portion of rents for the month uncollected as of the Closing Date which are collected by Buyer and which are not necessary to bring a Tenant current as described above shall be promptly forwarded to Seller.

         (b) Prepaid rents and security and other tenant deposits, if any, under assigned Tenant Leases shall be paid to Buyer by Seller at Closing. Buyer shall assume full liability for all assigned amounts and indemnify and hold Seller harmless with respect to all such deposits.

         (c) Prepaid or unpaid amounts under the Property Documents that are assigned to and assumed by Buyer at Closing shall be prorated.

         (d) In the event the real estate and personal property tax bill for the current year has not yet been received by Seller, taxes assessed upon the Property for year 2004 shall be prorated based on the assumption that the actual taxes for the entire year 2004 will be the same as calendar year 2003, which amount Seller and Buyer agree is a reasonable estimate of the taxes for year 2004. Taxes prorated at Closing shall be re-prorated between the parties promptly upon the receipt of the real estate and personal property tax bill for 2004.

          (e) Utility charges shall not be prorated but, rather, instructions shall be given to the utility companies by Seller (with a duplicate copy of such instruction being provided concurrently to Buyer) to read the meters on the date of Closing and to issue separate statements thereafter. In the event that any provider of utilities shall refuse to issue separate statements in the manner aforesaid, applicable utility charges shall be adjusted in the manner of rents. Buyer shall, on the Closing Date, reimburse Seller for the amount of any utility deposits that Seller designates to remain with the corresponding utilities on the Closing Date.

          (f) All other items of income and expense with respect to the Property shall be prorated in the same manner as rents.

          (g) Seller, at Closing, shall assign to Buyer all original Tenant Leases, deposits, supplies, Property Documents, and other items as to which proration is to be made.


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

Seller also shall deliver to Buyer (i) all items assigned to Buyer pursuant to this subsection (g) in Seller's possession and (ii) all documents, books, records, and keys which relate to the operation, maintenance or management of the Property in Seller's possession.

          (h) Seller shall, to the extent required in connection with the recording of the Deed, pay all conveyance taxes imposed by the State and the municipality in which the Property is located. In addition, Seller shall, on the Closing Date, give to Buyer a credit against the Purchase Price in an amount equal to all contributions and revenues, if any, whether in the form of rent escalations or adjustments or otherwise, then paid by tenants and occupants of the Property and intended to reimburse or compensate the landlord for taxes and operating expenses that are the responsibility of Buyer pursuant to the prorations described in subparagraph (a) above, to the extent accrued for and not yet applied to the payment of such taxes and operating expenses. Buyer shall, on the Closing Date, reimburse Seller for the amount of any utility deposits.

          (i) If the amount of any tax, charge or assessment is undetermined on the Closing Date, the last determined tax, charge or assessment shall be used for the purpose of the proration described in subparagraph (a) above, with a reapportionment as soon as the new rate is determined. In the event that, after the Closing Date, any of such taxes, charges or assessments shall be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement, unless otherwise provided herein. The provisions of this subparagraph shall survive the closing and the delivery of each Deed (defined below).

          (j) In the absence of error or omission, all prorations, adjustments and credits made and determined as herein provided shall be final as of the Closing Date, unless otherwise specified herein. If, subsequent to the Closing Date, an error or omission in the determination or computation of any of the prorations, adjustments and credits shall be discovered, then, immediately upon discovery thereof, the parties hereto shall make the appropriate adjustments required to correct such error or omission. The provisions of this subparagraph shall survive the closing and the delivery of each Deed.

     9. Title and Possession.

        (a) Seller shall, at closing, convey to Buyer (i) insurable title in and to the Real Property, as set forth in Paragraph 11(b) of this Agreement, subject to taxes and assessments which become due and payable after the Closing Date, which taxes and assessments Buyer assumes and agrees to pay as part of the consideration for the transfer of the Property, and to the exceptions to title set forth in Schedule B attached hereto, incorporated herein and made a part hereof and (ii) an ALTA owner's title policy (the "Closing Title Policy") insuring title as set forth in this paragraph in the amount of the Purchase Price issued by a title company reasonably acceptable to Buyer (the "Title Company"), it being agreed and understood that Mississippi Valley Title Insurance Company and/or Old Republic National Title Insurance Company are each deemed to be a Title Company acceptable to Seller and Buyer. Buyer's obligations with respect to the payment of such taxes and assessments shall survive the closing and the delivery of the Deed.

        (b) Seller shall, at closing, deliver possession of the Real Property and the Personal Property to Buyer, in the same condition that existed as of the date of this Agreement, reasonable wear and tear excepted. From the date of this Agreement until the Closing Date, Seller shall operate the Property in the normal and ordinary course of business.

     10. Closing.

        (a) The closing of title under this Agreement shall be held at the office of the Title Company or at such other place as the parties hereto shall mutually agree, on August 10, 2004 or such earlier date as shall be agreed upon by the parties hereto. The date on which such closing of title shall take place, as the same may be extended pursuant hereto, is herein sometimes referred to as the "Closing Date". The terms "closing", "closing of title", and words of similar import are used interchangeably in this Agreement, as the context may require, to mean the event of consummation of the purchase and sale of the Property.

        (b) Provided that Buyer shall otherwise not have breached this Agreement, Buyer shall have the right to extend the Closing Date to a date not later than September 9, 2004 by delivering not later than 5:00 p.m. on August 6, 2004 (TIME BEING OF THE ESSENCE) (i) to Escrow Agent the sum of $94,000.00 by wire transfer or certified check payable to the order of Escrow Agent (the "Extension Deposit") and (ii) to Seller proof of such delivery and a notice of Buyer's election to extend the Closing date pursuant to this subparagraph. Upon such timely deliveries, the Extension Deposit shall be deemed to be included in the Deposit (as defined in Paragraph 6 above) and shall be governed by the same terms and conditions of this Agreement as otherwise govern the Deposit.

        (c) At closing, Seller shall, in addition to any other documents or items required to be delivered by Seller under this Agreement, deliver to Buyer, for each Property:

            (i) A special warranty deed, in form suitable for recording, conveying such title as Seller possesses to the Real Property (the "Deed"), subject to the declaration of covenants (the "Declaration") substantially in the form attached hereto as Schedule B-2;

            (ii) One  or  more  bills  of  sale and/or assignments conveying the
Personal  Property  and  the  Property   Documents,   without   representations,
warranties  or  covenants of any kind  whatsoever;

            (iii) An affidavit of Seller dated as of the Closing Date that, to the best of Seller's knowledge, (A) no services have been performed or materials supplied (other than in connection with any investigation of the Property by or on behalf of Buyer) with respect to the Real Property during the ninety (90)
days immediately preceding the Closing Date for which mechanic's or materialman's lien rights may exist and for which payment in full has not been made (or, in the event that any such services shall have been performed or materials delivered within said ninety (90) day period and not been paid for in full, waivers of mechanic's and materialman's liens as a result thereof), and (B) all parties in possession of or who claim or assert rights to possession of the Real Property are as set forth on the affidavit of title received from Seller's predecessor in title;

             (iv) Seller's  check to pay State excise stamp taxes;

             (v) A certified rent roll; and

             (vi) Originals or, if no originals exist, copies of the Property Documents, to the extent possessed by Seller.

          (d) At closing, Buyer shall pay to Seller the Purchase Price, shall execute and deliver the Loan Documents and shall, in addition to any other documents or items required to be delivered by Buyer under this Agreement, deliver to Seller, in form and substance reasonably satisfactory to Seller, the agreements and acknowledgments referred to in paragraphs 2, 3, and 12 hereof.

      11. Extension of Closing Date.

          (a) If, on the date herein originally set for the closing, Seller shall be unable to convey insurable title (as defined in the following paragraph) to the Real Property to Buyer, or to deliver possession of the Property in accordance with the terms hereof, or if the Property is not otherwise in compliance with the terms hereof, then, and in that event, unless Buyer shall elect to pay the Purchase Price and accept such title to the Property in such condition as Seller can convey, Seller, at its option, exercisable by notice to Buyer, shall have a period of sixty (60) days from the date originally set for the closing of title within which to attempt to cure any such inability to convey or deliver or noncompliance. If, at the end of said period, Seller is still unable to convey insurable title to the Real Property or to deliver possession of the Property or if the Property is not otherwise in compliance with the terms hereof, Buyer may elect to pay the Purchase Price and accept such title to the Property in such condition as Seller can convey or may reject the Deed on that ground. Upon such rejection by Buyer, or in the event that Seller does not elect to extend the Closing Date as aforesaid, this Agreement shall terminate and become null and void and, except as otherwise provided herein, Buyer and Seller shall be released and discharged of all further claims and obligations to each other hereunder.

           (b) Title to the Real Property shall not be deemed to be uninsurable for the purposes of this Agreement by reason of any encumbrance, lien or exception to title if: (i) the Standards of Title of the Bar Association of the State or Commonwealth in which the Property is located recommend that no corrective or curative action is necessary in those circumstances or in circumstances substantially similar to those presented by such encumbrance, lien or exception or title, or (ii) a Closing Title Policy can be obtained at Seller's expense at no additional premium, without exception for the alleged title defect or, if additional premium (the "Additional Premium") shall be charged for such policy without such exception, Seller, at its option, shall elect to pay the same.

           (c) If Seller must pay off a debt secured by a mortgage or other lien on the Real Property in order to secure a release, such a mortgage or lien shall not constitute a title defect under this paragraph, provided that Seller pays the debt from the sales proceeds, provides Buyer with proof of payment and records the release as soon as it is available.

           (d) Notwithstanding anything contained herein to the contrary, Buyer shall, no later than the Due Diligence Termination Date, give Seller written notice of any title encumbrance, lien or exception on the Real Property that requires corrective or curative action. If Buyer fails to give such notice, Buyer shall be conclusively deemed to have accepted the Real Property subject to any and all such encumbrances or defects existing as of the date by which Buyer must give such notice. In the event that Buyer notifies Seller of any defect, Seller shall then have the sixty (60) day period described above in which to remove the same or procure a Closing Title Policy. Any attempt by Seller to cure any objection to title or procure a Closing Title Policy shall not be deemed an admission by Seller that a defect does in fact exist. If, in Seller's opinion, the objection cannot be removed, or if it will be uneconomic to do so (as determined by Seller in its sole discretion; provided, however, that if a Closing Title Policy can be procured with an expenditure by or Additional Premium to Seller not in excess of $10,000.00, Seller shall procure such Closing Title Policy), then, the sole liability of Seller shall be to refund the Deposit to Buyer. Upon receipt of the Deposit by Buyer, this Agreement shall terminate and become null and void and, except as otherwise provided herein, Buyer and Seller shall be released and discharged of all further claims and obligations to each other hereunder. Nothing contained in this Agreement shall require Seller to institute any legal proceedings or make any payment in order to remove any objection to title.

     12. Representations of Buyer.

         (a) Buyer hereby agrees, acknowledges and represents that neither Seller nor any person or party on behalf of Seller has made any representation, warranty or covenant, express, implied or statutory, of any kind whatsoever upon which Buyer has relied in entering into this Agreement or upon which Buyer shall rely in consummating the transaction contemplated by this Agreement (except as set forth in subparagraph 13 of this Agreement). Buyer further agrees, acknowledges and represents to Seller that, subject to the terms and conditions of this Agreement, (i) Buyer has examined the Property and has fully satisfied itself with respect to the Property and the condition and all other aspects and attributes of the Property; and (ii) Buyer is purchasing and shall, on the Closing Date, accept the Property in "as is", "where is" and "with all defects" condition, without any representation, warranty or covenant, express, implied or statutory, of any kind whatsoever.


          (b) Buyer further agrees, acknowledges and represents that Buyer is entering into this Agreement and shall perform all of its obligations hereunder and consummate the transaction contemplated by this Agreement solely in reliance on and as a result of Buyer's own investigations and efforts (including Buyer's inspection of the Property and such other investigations, examinations and inspections as Buyer has chosen to make or has made) and at Buyer's sole risk, cost and expense, including, without limitation, the risk that Buyer's inspection of the Property and such other investigations, examinations and inspections may not reveal any or all adverse or existing conditions, aspects or attributes of the Property. Buyer acknowledges (i) that Seller has afforded Buyer the opportunity for full and complete investigation, examination and inspection of the Property or (ii) that Buyer has elected to purchase the Property without making any such investigation, examination or inspection. Buyer acknowledges that this paragraph was a negotiated part of this Agreement and serves as an essential component of consideration for the same. Without limiting the generality of the foregoing, the parties specifically acknowledge that Buyer has had an opportunity to fully inspect the Property, including, but not limited to, the physical condition of the Real Property and the Personal Property (including all environmental concerns), and the Purchase Price has been negotiated to eliminate all claims, whether known or unknown, relating to the condition of the Property and all aspects and attributes thereof, including, without limitation, all environmental matters. Consequently, this clause bars all claims, whether or not presently known, brought by Buyer concerning the condition of the Property and all aspects and attributes thereof, specifically including, without limitation, all claims pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any other federal, state or local environmental law, rule or regulation or otherwise. Notwithstanding the parties' intent that all such claims be barred, should a court of competent jurisdiction deem otherwise, the presence of this paragraph and the provisions of paragraph 2 hereof are intended by the parties to serve, and shall serve, as the overwhelming, primary factor in any equitable apportionment of damages under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, as well as any other federal, state or local environmental law, rule or regulation or otherwise.

         (c) Buyer shall confirm the agreements, acknowledgments and representations contained in this paragraph as of the Closing Date. The provisions of this paragraph shall survive the closing and the delivery of the Deed or any expiration or termination of this Agreement.

     13. Authorization of Parties.

         (a) Each Seller represents and warrants to Buyer that, as of the date of this Agreement, (i) Seller is a Delaware limited liability company, (ii) Seller has the legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, (iii) the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder (A) have been duly authorized by all requisite corporate action, and (B) will not conflict with, or result in a breach of, any of the terms, covenants and provisions of (x) Seller's partnership agreement, or, (y) to the best of Seller's knowledge, any judgment, writ, injunction, regulation, ruling, directive or decree of any court or governmental authority, or any agreement or instrument to which Seller is a party or by which Seller is bound, and (iv) the person executing this Agreement on behalf of Seller is duly authorized to do so. If requested by Buyer, Seller shall deliver to Buyer, on the Closing Date, evidence of Seller's authority as aforesaid.

         (b) Buyer represents and warrants to Seller that, as of the date of this Agreement, (i) Buyer is a Missouri corporation, (ii) Buyer has the legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, (iii) the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder (A) if Buyer is a partnership, corporation or limited liability company, have been duly authorized by any and all requisite partnership, corporate or limited liability company action, as the case may be, and (B) will not conflict with, or result in a breach of, any of the terms, covenants and provisions of (x) if Buyer is a partnership, corporation or limited liability company, Buyer's partnership agreement, certificate of incorporation and bylaws or operating agreement, as the case may be, or, (y) to the best of Buyer's knowledge, any judgment, writ, injunction or decree of any court or governmental authority, or any agreement or instrument to which Buyer is a party or by which Buyer is bound, and (iv) the person(s) executing this Agreement on behalf of Buyer are duly authorized to do so. If requested by Seller, Buyer shall deliver to Seller, on the Closing Date, evidence of Buyer's authority as aforesaid.

         (c) The representations of Seller and Buyer set forth in this paragraph shall be deemed to be remade as of the Closing Date with the same force and effect as if first made on and as of such date and shall survive the closing and the delivery of the Deed or any expiration or termination of this Agreement.


     14. Risk of Loss. The risk of loss or damage to the Improvements or the Personal Property by fire or other casualty or cause beyond Seller's control, or the taking of all or any portion of the Real Property by condemnation, eminent domain or other governmental acquisition proceedings (collectively, "Damage") in advance of the Closing Date shall be borne by Seller. In the event of any such Damage, Seller, at its option, shall have a reasonable time thereafter within which to repair or replace such Damage. In the event that Seller does not elect to complete such repair or replacement or fails to complete such repair or replacement within a reasonable time (including an extension of the Closing
Date) after the  occurrence  of such Damage,  Buyer shall have the right either:

         (a) to terminate this Agreement, in which event the Deposit shall be returned to Buyer and this Agreement shall terminate, and the parties hereto shall have no further rights or obligations hereunder, except as otherwise provided herein; or

         (b) to accept the Property as provided in this Agreement, without any reduction of the Purchase Price, in which event Buyer shall be entitled to an assignment from Seller of all insurance proceeds or condemnation or other award due or payable on account of such Damage up to the amount of the Purchase Price, less any amounts actually expended by Seller in connection with any such proceedings and in connection with the repair (including any temporary repair) or replacement of such Damage.

     15. Default, Specific Performance.

         (a) In the event that Buyer shall fail to perform, observe or comply with any of its covenants, agreements or obligations hereunder, including, without limitation, Buyer's obligation to pay the Purchase Price when due, or if Buyer shall otherwise be in default hereunder, this Agreement, at Seller's option, shall be terminated whereupon this Agreement shall terminate and become null and void and, except as otherwise provided herein, and Buyer and Seller shall be released and discharged of all further claims and obligations to each other hereunder, the parties agreeing that Seller's actual damages would be difficult or impossible to determine if Buyer defaults and the ability to convey ownership of the Property has a unique value to Seller.

         (b) In the event that the sale of the Property shall fail to close as a result of the failure of Seller to perform, observe or comply with any of its covenants, agreements or obligations hereunder (subject to the right of Seller to extend the Closing Date pursuant to Paragraph 11 or 14), this Agreement, at Buyer's option, shall be terminated whereupon this Agreement shall terminate and become null and void and, except as otherwise provided herein, and Buyer and Seller shall be released and discharged of all further claims and obligations to each other hereunder, or Buyer may commence an action for specific performance of this Agreement, the parties agreeing that Buyer's actual damages would be difficult or impossible to determine if Seller defaults and the ownership of the Property has a unique value to Buyer.

     16. Brokers. Buyer represents and warrants that it has not dealt with any person in connection with the transaction contemplated hereby that would be entitled to a brokerage commission, finder's fee or other similar compensation other than Jerry Webster. Buyer covenants to provide the Seller with documents evidencing the terms and conditions of all of its agreements with such broker(s) concerning the Property and to satisfy its obligations to the broker(s) pursuant to such documents. Buyer shall indemnify, protect and save Indemnitees, and hold Indemnitees forever harmless, from and against, and reimburse Indemnitees for, any and all obligations, claims, demands, causes of action, liabilities, losses, damages, judgments, penalties and costs and expenses (including, without limitation, attorneys' fees) which may be imposed upon, asserted against or incurred or paid by Indemnitees, or for which Indemnitees may become obligated or liable, by reason of, on account of or in connection with a breach of the aforesaid representation, warranty and covenant. The aforesaid warranty, covenant and indemnity shall survive the closing and the delivery of the Deed or any expiration or termination of this Agreement.

     17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted hereby, their respective heirs, legal representatives, successors and assigns.

     18. Entire Agreement, Modifications. This Agreement embodies the entire contract between the parties hereto with respect to the Property and the subject matter hereof and supersedes any and all prior negotiations, agreements and understandings, written or oral, formal or informal, all of which are deemed to be merged herein. No representations, statements, warranties, covenants, undertakings or promises of Seller or any representative or agent of Seller, whether oral, implied or otherwise and whether made before or after the date hereof, shall be considered a part hereof or binding upon Seller unless set forth herein or agreed to by the parties in writing, nor shall any provision of this Agreement be supplemented, terminated, modified or waived except by a writing signed by both parties. No modification or amendment to this Agreement of any kind whatsoever, shall be made or claimed by Seller or Buyer, and no notice of any extension, change, modification or amendment made or claimed by Seller or Buyer shall have any force or effect whatsoever unless the same shall have been reduced to writing and fully signed by Seller and Buyer.

     19. Acceptance of Deed. The parties agree that, except to the extent expressly provided herein or by way of a specific agreement in writing which by its terms shall expressly survive the closing, the delivery by Seller and the acceptance by Buyer of each Deed at the closing, shall be deemed to constitute full compliance by Seller with all of the terms, conditions and covenants of this Agreement on its part to be performed.

     20. Pronouns; Joint and Several Liability. All pronouns and nouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties or the context may require. If Buyer consists of two or more parties, the liability of such parties shall be joint and several.

     21. Invalidity. If any term or provision of this Agreement shall to any extent or for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but the remainder of this Agreement and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, subject to such modification hereof as may be necessitated by such invalidity.

     22. Recording. Buyer agrees not to record or file this Agreement or any notice or memorandum hereof or reference hereto on any public records, including, without limitation, the Land Records of the municipality or County in which the Property is located. Any such recording or filing shall constitute a default hereunder entitling Seller to exercise its rights and remedies under this Agreement, and without limiting Seller's right, in addition, this Agreement shall become void at the option of Seller, which option shall be exercised by Seller by recording or filing notice thereof in such public records.

     23. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Mississippi, without regard to principles of conflicts of law. Further, any action brought by Buyer in regards to this Agreement shall be brought in and the sole place of venue and jurisdiction for said action shall be Mississippi.

     24. Notices.

         (a) Any notice, report, demand, request or other instrument or communication authorized, required or desired to be given under this Agreement by Buyer or Seller shall be in writing and shall be deemed given if addressed to the party intended to receive the same, at the address of such party set forth below, (i) when delivered at such address by hand or by overnight delivery service, or (ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, whether or not the same actually shall have been received by such party:

                  Buyer:                  MAXUS REALTY TRUST, INC.
                                          104 Armour Road
                                          North Kansas City, MO  64116
                                          Telephone: 816-303-4500
                                          Fax: 816-221-1829

                                          Car 816-805-8291
                                          Email smartdud98@yahoo.com

                  with a copy to:         Robert B. Thomson, Esq.
                                          104 Armour Road, Suite 100
                                          North Kansas City, MO  64116
                                          Telephone:  816-303-4500
                                          Fax: 816-303-0143
                                          Email: rthomson@maxusprop.com


                  Seller:                 LB 100 Arbor Gate Circle LLC
                                          LB 100 Waverly Drive LLC
                                          c/o Trimont Real Estate Advisors, Inc.
                                          3424 Peachtree Road, Suite 2200
                                          Atlanta, Georgia 30326

                  with a copy to:         JLS Investments, Inc.
                                          206 South Rogers
                                          Suite 204
                                          Waxahachie, Texas 75165
                                          Attention: John L. Sanders

                  and a copy to:          Windels Marx Lane & Mittendorf, LLP
                                          120 Albany Street Plaza
                                          New Brunswick, NJ 08901
                                          Attention:   James J. Thomas, Esq.
                                                       Gary F. Eisenberg, Esq.
                                          Telephone:  732-846-7600
                                          Fax:  732-846-8877

         (b) Either party may change the address to which any such notice, report, demand, request or other instrument or communication to such party is to be delivered or mailed, by giving written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties. No such notice, report, demand, request or other instrument or communication given hereunder shall be invalidated or rendered ineffective due to any failure to give, or delay in giving, a copy of such notice, report, demand, request or other instrument or communication to any party to whom such copy is to be given as provided above.

     25. Calculation of Time. Whenever in this Agreement a period of time is stated as a number of days, it shall be construed to mean calendar days;
provided, however, that when any period of time so stated would end on a Saturday, Sunday, legal holiday, or any of the following dates in the year in the year 2004 (the "Extra Days"): April 5 through April 7, April 12 through April 13, May 26 and 27, September 16, 17 and 30, October 1, 7 or 8, then such period shall be deemed to end on the next day following which is not a Saturday, Sunday, legal holiday or one of the Extra Days. Time is of the essence of this Agreement.

     26. Expenses. Whether or not the transaction contemplated by this Agreement is consummated, unless otherwise provided, each party shall pay its own expenses incident to the preparation and performance of this Agreement, including, without limitation, attorneys' fees.

     27. Waivers; Extensions. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

     28. Schedules. All schedules attached to this Agreement are hereby incorporated by this reference into this Agreement.

     29. Counterparts; Captions. This Agreement may be executed in counterparts, each of which shall be deemed an original. The captions are for convenience of reference only and shall not affect the construction to be given to any of the provisions hereof.

     30. Assignment. This Agreement may not be assigned (including any transfer of the majority ownership interest in Buyer) by Buyer without Seller's prior written consent, which Seller may withhold in its sole and absolute discretion, except to a partnership or limited liability company formed by (and all of whose partnership interests or membership interests are directly or indirectly owned
by) Buyer for the purpose of purchasing the Property hereunder. In the event of any assignment consented to by Seller, the assignee shall execute an agreement, in form and substance satisfactory to Seller, pursuant to which such assignee assumes all obligations of Buyer under this Agreement and affirms all representations, warranties and indemnities of Buyer hereunder (an "Assignee Assumption"). Any assignment or purported assignment in violation of the terms of this paragraph shall constitute a default hereunder and, upon the occurrence thereof, Seller, at its option, may terminate this Agreement upon notice to Buyer.

     31. Buyer's Representations with Respect to Affiliation. Buyer represents and warrants that, to its knowledge, neither Buyer, nor, if Buyer is a partnership or corporation, any of its partners or officers, directors or shareholders, nor any of its beneficiaries ("Principals"), is related to any employee of Seller, TriMont Real Estate Advisors, Inc. or JLS Investments, Inc. and that no employee of Seller, TriMont Real Estate Advisors, Inc. or JLS
Investments, Inc. will benefit, either directly or indirectly, from the transaction contemplated hereby. In the event of any permitted assignment of this Agreement, the terms of this paragraph shall be construed so as to apply to the assignee and its Principals, and such assignee shall confirm such representations and warranties in writing. The provisions of this paragraph and of any such affidavit shall survive the closing and the delivery of the Deed.

     32. Confidentiality.

         (a) Buyer covenants and agrees to keep confidential the terms of the transaction contemplated hereby and not to disclose to any person either the fact that discussions or negotiations are taking place (other than Buyer's lender or attorney) concerning the acquisition of the Property or the substance or status thereof. Buyer further covenants and agrees to keep confidential and not to disclose to any third party (other than Buyer's lender and its representatives and professionals, Buyer's attorney, investors, partners, or other professionals deemed necessary or advisable in Buyer's discretion in connection with the assessment of the transaction by Buyer) the results of any investigation of the property by Buyer or any information with respect to the Property Documents or any other information or documentation obtained or prepared by or made available to Buyer in connection with or arising out of this Agreement or the performance of any of its rights or obligations hereunder. Buyer shall advise each person to whom disclosure is permitted as provided in this paragraph of the confidential nature of the transaction contemplated hereby, shall instruct such persons to abide by the provisions of this paragraph and shall obtain a signed agreement from such persons agreeing to abide by the confidentiality provisions of this Agreement.

         (b) Purchaser shall cooperate reasonably with Seller and Seller's affiliates with respect to disclosure of such information arising out of, relating to or in connection with this Agreement, the identity of Purchaser and affiliates and the sources of funding for Purchaser to perform this Agreement (the "Governmental Disclosures") so as to enable Seller to comply with applicable laws relating to governmental reporting requirements with respect to the Governmental Disclosures.

     33. Construction of Agreement. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities, if any, in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided neutrally, in light of its conciliatory purposes, and without regard to events of authorship or negotiation.

     34. Seller's Indemnitees. As used herein, the term "Seller's Indemnitees" shall mean Seller, TriMont Real Estate Advisors, Inc., 3424 Peachtree Road, Suite 2200, Atlanta, Georgia 30326 and JLS Investments, Inc., 206 South Rogers, Suite 204, Waxahachie, Texas 75165, and their respective directors, officers, shareholders, employees, affiliates, attorneys, agents, successors and assigns. As used herein, the term "Buyer's Indemnitees" shall mean Buyer and its respective directors, officers, shareholders, members, employees, affiliates, attorneys, agents, successors and assigns.

                   [remainder of page deliberately left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Signed, Sealed and Delivered                     BUYER:
in the Presence of:                              MAXUS REALTY  TRUST, INC.


By: /s/ Robert B. Thomson                        By: /s/ David L. Johnson
    ---------------------                            --------------------
    Name:Robert B. Thomson                           Name: David L. Johnson
    Its: Attorney                                    Its:  President

                                                 SELLER:
                                                 LB 100 ARBOR GATE CIRCLE LLC


                                                 By: /s/ Marguerite Brogan
                                                     ---------------------
                                                     Name: Marguerite Brogan
                                                     Its: Authorized Signatory
Signed, Sealed and Delivered                     SELLER:
in the Presence of:                              LB 100 WAVERLY DRIVE LLC

By: /s/Rebecca Cordero                           By: /s/ Marguerite Brogan
    ------------------                               ---------------------
    Name: Rebecca Cordero                            Name: Marguerite Brogan
    Its:                                             Its: Authorized Signatory

                                   SCHEDULE A

                                   EXHIBIT "A"

                              Property Description

                               Picayune Property

A parcel of land situated in part of the S 1/2 of the SW 1/4 of Section 14-T6S-R17W, Pearl River County, MS, and being more fully described as follows:

     Commencing at the Southwest corner of Section 14-T6S-R17W, Pearl River County, MS; thence N 89o58'43" E along the South line of the SW 1/4 of said Section a distance of 868.23' to a point; thence North 713.89' to the P.O.B.; thence West 145.00' to a point on the East R.O.W. of Haugh Ave.; thence North along the East R.O.W. of Haugh Avenue 50.00' to a point; thence East 145.00' to a point; thence North 235.73' to a point; thence West 145.00' to a point on the East R.O.W. of Haugh Ave.; thence North along the East R.O.W. of Haugh Ave. 10.00' to a point; thence East 150.00' to a point; thence North 40.00' to a point; thence East 456.33' to a point; thence North 269.62' to a point on the South line of Woodglen S/D and a fence line; thence N89o59'36" E along a partial fence line and the south line of said S/D 738.98' to a point; thence South 647.36' to a point; thence West 375.00' to a point; thence North 83.57' to a point; thence West 734.60' to a point; thence S 65o07'43" W 100.00' to the P.O.B., containing
     13.63 acres of land, more or less.

                            Bay Saint Louis Property

A parcel of land situated in and part of Gadon Toulme Claim, Section 27-8S-14W, Hancock County, Mississippi and being more fully described as follows:

Commencing at the Southwest corner of Section 27-8S-14W, Hancock Co., MS;
thence S89o39'34"E along the South line of said section, a distance of 1558.20' to a point; thence North 276.31' to a point on the Northerly R.O.W. of MS. Hwy. No. 603; thence North 913.22' to a point; thence East 41.11' to the P.O.B., said point being on the East R.O.W. of Old Nicholson Road; thence East 758.73' to the center of Bayou Choctaw; thence along the center of Bayou Choctaw the following 8 courses;
1) S37o25'00" E 23.00',
2) S77o05'00 E 118.00'
3) S 40o30'00" E 93.00',
4) S 20o21'00 E 216.00',
5) S 43o35'00"W 245.00'
6) S 17o30'00" W 209.00',
7) S 44o13'00" W 95.00',
8) S 18o12'00" W 77.00',
to a point on the center of Bayou Choctaw; thence N 75o54'49" W 398.61' to a point; thence S 45o20'48" W 86.61' to a point on the Easterly ROW of Old Nicholson Road; thence N 44o34'52" W along the Easterly R.O.W. of said road, a distance of 126.56' to a point on the Easterly R.O.W. of said road, thence N41o26'26" W along the Easterly R.O.W. of said road, a distance of 167.20' to a point on the Easterly R.O.W. of said road, thence N 23o06'53" W along the Easterly R.O.W. of said road, a distance of 38.00' to a point on a curve being concave to the East and having a radius of 480.00', said point being on the Easterly R.O.W. of said road, thence Northerly along said curve and the Easterly R.O.W. of said road, a distance of 195.01' to a point on the Easterly R.O.W. of said road, thence N 00o09'46" E along the Easterly R.O.W. of said road, a distance of 358.73' to the P.O.B. and containing 15.2 acres of land, more or less.

                                   SCHEDULE B


         1. Any and all provisions of any law, ordinance or governmental regulation.

         2. Lien for taxes and assessments not yet due and payable on the Closing Date.

         3. Rights of tenants or parties in possession.

         4. Any state of facts that an accurate survey or personal inspection of the Property may disclose.

         5. All encumbrances, restrictions and exceptions to title as of record appear, except to the extent that the same render title unmarketable.

         6. Acts done or suffered by Buyer or any person claiming by, through or under Buyer.

         7. The items set forth on the attached Schedules B-1 and B-2.

                     SCHEDULE B-1 (title policy exceptions)

                               (Exhibits Omitted)

       SCHEDULE B-2 (Declaration of Covenants; form as to one of Sellers; Declaration substantially similar in form to be recorded as to both Properties)

     THIS DECLARATION OF COVENANTS ("Declaration"), made and entered into as of this ___ day of June, 2004 by LB 100 ARBOR GATE CIRCLE LLC ("Declarant").

                                    RECITALS:

     Declarant is the owner of certain property ("Property") located at 100 Arbor Gate Circle, Picayune, MS 39466. The Property is more particularly described in the legal description attached to the Deed of which this Exhibit is a part as Exhibit A.

     On or about September 23, 2003, the United States Department of Housing and Urban Development ("HUD") sold a mortgage ("Mortgage") secured by the Property and the related mortgage note ("Note") in the Multifamily and Healthcare Loan Sale 2003-1 of HUD-held, unsubsidized multifamily and healthcare mortgages. At the time HUD offered the Mortgage for sale, the Mortgage was delinquent. Accordingly, the sale of the Mortgage was subject to the provisions of 24 C.F.R. ss.290.39 ("Regulations") regarding non-discrimination in admitting certificate and voucher holders.

     To assure compliance with the requirements of the Regulations, and pursuant to Section 8.04 of the Loan Sale Agreement dated as of September 23, 2003 between HUD and PAMI Midatlantic LLC ("Mortgagee"), governing the sale, transfer and assignment of the Mortgage from HUD to Mortgagee, Mortgagee agreed that it would comply with the Regulations, including the requirement that a covenant be recorded in the event of any loan restructuring or final compromise of the debt evidenced by the Mortgage as set forth below. Mortgagee caused such covenant to be recorded in the Substitute Trustee's Deed by which Declarant acquired the Property.

     Accordingly, Declarant has agreed to record the following covenants.

     NOW THEREFORE, in consideration of the above Recitals, which are made a part hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Declarant hereby declares, covenants and agrees as follows:

     1. Declarant, its successors and assigns, and any transferee of title to the Property, its successors and assigns, shall not unreasonably refuse to lease a dwelling unit offered for rent, offer to sell cooperative stock, or otherwise discriminate in the terms of tenancy or cooperative purchase and sale because any existing or prospective tenant or purchaser is a certificate or voucher holder, as defined in Part 982 of Title 24 of the Code of Federal Regulations, and successor regulations. Any certificate or voucher holder or a public housing authority on behalf of certificate or voucher holders shall have the right to seek judicial enforcement of this non-discrimination covenant in state or federal court.

     2. Declarant, its successors and assigns, and any transferee of title to the Property, its successors and assigns, will, each at their own cost and expense, do, execute, acknowledge and deliver all and every such further acts and assurances as may be necessary at such time and from time to time in order to better assure or confirm the obligations and agreements under this Declaration.

     3. The provisions of this Declaration are severable and the invalidity of one or more of the provisions shall not affect the validity or enforceability of any other provisions.

     4. The terms, conditions and provisions of this Declaration shall be deemed covenants running with the land and any transferee of title to the Property, its successors and assigns and its heirs, personal representatives, successors and assigns shall be bound jointly and severally hereby.

     5. This Declaration of Covenants shall expire on the date that is the same as the maturity date of the Note in effect on the date HUD sold the Mortgage to the Mortgagee, namely, namely June 1, 2041.

     IN WITNESS WHEREOF, the Declarant has set its hand and seal as of the day and date hereinabove written.

                                                    SELLER:
                                                    LB 100 ARBOR GATE CIRCLE LLC


                                                 By: ___________________________
                                                     Name:
                                                     Its: